UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2024

VolitionRx Limited
(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1489 West Warm Springs Road, Suite 110 Henderson, Nevada	89014
(Address of Principal Executive Offices)	(Zip Code)

+1 (646) 650-1351

(Registrant’s telephone number, including area code )

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	VNRX	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of  the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ethel Rubin as Director

On September 30, 2024, the Board of Directors (the “Board”) of VolitionRx Limited (the “Company”), pursuant to the Company’s Bylaws, passed a resolution to increase the size of the Board to seven (7) members and appointed Dr. Ethel Rubin to fill the new vacancy on the Board effective as of September 30, 2024. Dr. Rubin will have an initial term expiring at the Company’s 2025 annual meeting of stockholders, subject to her future nomination by the Nominations and Governance Committee and election by the Company’s stockholders. On September 30, 2024, the Board also appointed Dr. Rubin as a member of the Company’s Audit Committee and as a member of the Compensation Committee. Dr. Rubin has been determined by the Board to be independent within the meaning of the independent director standards of the Securities and Exchange Commission (the “SEC”) and the NYSE American and to otherwise qualify to serve upon the Committees for which she was appointed.

Dr. Rubin has over 20 years’ experience leading healthcare innovation and commercialization strategies for both large global corporates as well as early stage operations.  Over the course of her career, Dr. Rubin contributed to over 25 commercial products in the market, ranging from diagnostics, therapeutics, SaaS and devices, and was instrumental in multiple mergers and acquisitions, partnerships, collaborations and strategic initiatives.  Dr. Rubin currently serves as Head of Ventures for BioHealth Innovation, Inc., a position she has held since May 2015. In this role, Dr. Rubin leads a team of strategy and finance consultants who help companies develop strategies that achieve commercial goals and valuation inflection points and who also prepare and connect companies with private capital.  Earlier in her employment with BioHealth Innovation, from May 2015 to August 2018, Dr. Rubin was responsible for leading early investments for the NIH Centers for Accelerated Innovation, deploying a $45 million fund, which invested in multiple platform technologies and therapeutic assets that have gone on to raise or exit for over $1 billion.  Dr. Rubin also currently serves, on a part-time basis since April 2021, as President and CEO of Mirabile Lifesci Advisory, LLC, which advises CEOs of lifesciences companies in areas related to strategic and financial planning, partnering & alliances, and technology development.  From November 2009 to August 2015, Dr. Rubin held multiple leadership roles in areas such as external innovation, global clinical strategy and medical affairs at Medtronic, plc, Cardiovascular Group, where she directed the funding and/or was involved in over 100 clinical trials and research studies.  Between June 2008 to May 2009, Dr. Rubin was Chief Scientific Officer of CSA Medical, Inc. (now Steris Healthcare, NYSE:STE), and from June 2004 and June 2008 was Chief Scientific & Operations Officer of BioFortis, Inc. (acquired by Q2 Solutions, an IQVIA company (NYSE:IQV), in 2018), where she played key roles in technology development and commercialization efforts for these companies.  Between February 2020 and February 2023, Dr. Rubin served on the board of directors of Innara Health, Inc., a neonatal medical device company, during which time Innara completed a Series A financing and a sale to Cardinal Health in 2023 (NYSE:CAH).  Dr. Rubin also served as a director of Emerging Technology Centers, Inc., a non-profit technology incubator, between May 2006 and May 2008 where she supported the center’s growth in the lifesciences space.  Dr. Rubin holds a B.S. in Biochemistry from the University of Rochester, and received a Ph.D. in Biochemistry and Biophysics from the University of Rochester School of Medicine and Dentistry.

The Board believes that Dr. Rubin is qualified to serve on the Board as a result of her extensive corporate strategy, financing and commercialization experience.

On September 30, 2024, Dr. Rubin and the Company entered into an Independent Director Agreement, pursuant to which Dr. Rubin will continue to serve as a member of the Board subject to any necessary approval by the Company’s stockholders as required by applicable law and the Company’s governing documents. In exchange for her services, Dr. Rubin shall receive (i) $10,840 per calendar quarter commencing September 30, 2024; and (ii) a grant of RSUs under the Company’s 2015 Stock Incentive Plan to receive an aggregate of fifteen thousand (15,000) shares of the Company’s common stock underlying the RSUs that vests in three equal installments at 12 months, at 24 months and at 36 months from the grant date. Except for the foregoing, there are no arrangements or understandings between Dr. Rubin and any other person pursuant to which she was selected to serve as a member of the Board.

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The form of Independent Director Agreement was previously filed in substantially similar form with the SEC on May 12, 2015 as Exhibit 10.33 to the Company’s quarterly report on Form 10-Q.

The appointment of Dr. Rubin to the Board was announced by a widely disseminated press release. Furnished herewith as Exhibit 99.1 and incorporated by reference herein is a copy of the press release.

No Family Relationships / No Related Party Transactions

There are no family relationships between Dr. Rubin and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there are no relationships involving Dr. Rubin that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of VolitionRx Limited Regarding Appointment of Director, dated September 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED

Date: September 30, 2024	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of VolitionRx Limited Regarding Appointment of Director, dated September 30, 2024.

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